BITMAIN

DATED May 22, 2024

BITMAIN TECHNOLOGIES DELAWARE LIMITED

("BITMAIN")

and

TeraLease LLC

("PURCHASER")

SUPPLEMENTAL AGREEMENT TO

FUTURE SALES AND PURCHASE AGREEMENT
relating to the purchase of Hash Super Computing Server, S21

Dated March 20, 2024

BM Ref: [SALES-20240524-191]

BITMAIN

THIS SUPPLEMENTAL AGREEMENT (the "**Supplemental Agreement**") is made on May 22, 2024

BETWEEN:

(1) **BITMAIN TECHNOLOGIES DELAWARE LIMITED**, a company incorporated and existing under the laws of the State of Delaware, the United States (File Number: 6096946) ("**BITMAIN**"); and

(2) **TeraLease LLC**, a company incorporated and existing under the laws of the United States (Company Registration No. 921072608) ("**Purchaser**").

(together the "**Parties**" and each a "**Party**").

RECITALS

(A) BITMAIN and the Purchaser have entered into a *Future Sales and Purchase Agreement (BM Ref: FUTR-XS-00120240307007)* dated March 20, 2024 (the "**Original Agreement**") in respect of Hash Super Computing Servers (Model: S21) of a reference quantity of 5,000 to be delivered in June 2024 with an estimated total purchase price of US$17,500,000.00. Additionally, the Original Agreement grants the Purchaser a Call Option to purchase an additional approximate 30,000 units of S21, subject to the terms and conditions stipulated within the Original Agreement.

(B) As the date hereof, the Purchaser have paid BITMAIN an amount of US$9,600,000 towards the Call Purchase Fee as per paragraph 1.2 of Appendix C of the Original Agreement.

(C) The Parties wish to enter into this Supplemental Agreement regarding certain amendments to the Original Agreement. Unless the context otherwise requires, terms defined in the Original Agreement shall have the same meaning in this Supplemental Agreement.

IT IS AGREED AS FOLLOWS:

1. Amendments to paragraph 3.1 of Appendix A of the Original Agreement. The Parties hereby agree that paragraph 3.1 of Appendix A of the Original Agreement shall be deleted in its entirety and replaced as per below:

"3.1 BITMAIN's BANK ACCOUNT Info:

Company Name: Bitmain Technologies Limited
Company address: 11/F., Wheelock House, 20 Pedder Street, Central, Hong Kong
Account No.: 36807848057
Bank Code: 003
Bank name: Standard Chartered Bank (Hong Kong) Limited
Bank address: Payment Centre, 15/F, Standard Chartered Tower, 388 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong
Swift Code: SCBLHKHHXXX"

2. Amendments to paragraphs 1.1 and 1.2 of Appendix C of the Original Agreement. The Parties hereby agree that paragraph 1.1 and 1.2 of Appendix C of the Original Agreement shall be deleted in its entirety and replaced as per below:

*1.1 Right to Purchase. Subject to the terms and conditions of this Agreement, at any time during the period from the date of this Agreement to December 31, 2024 (the "**Call Option Period**"), the Purchaser shall have the right (the "**Call Option**"), but not the obligation, to purchase, in whole or in part, additional Products having the specifications listed in the table below (the "**Forward Deliverables**") at the Call Purchase Price (as defined below) in one or more transactions, which may be done in more than one batch in non-consecutive months between July 2024 and December 2024. The maximum rated hashrate of the Forward Deliverables if exercising the Call Option in full shall be 7,020,000 T with a total purchase price of US$112,320,000 ("**Call Purchase Price**"), representing US$ 16 per T, and the maximum quantity of Forward Deliverables shall be approximate 30,000 units.*

Type	*Details*
Product Name	*HASH Super Computing Server*
Model	*S21 Pro*
Rated Hashrate per Unit, T/s	*234*
Rated Power per Unit, W	*3,510*
J/T	*15*
Description	*1. BITMAIN procures with commercially reasonable efforts that the error range of the J/T indicator does not exceed 10%.* *2. The Rated Hashrate per Unit and Rated Power per Unit are for reference only and such indicator of each batch or unit of Products may differ. BITMAIN makes no representation on the Rated Hashrate per Unit and/or the Rated Power per Unit of any Products.* *3. Purchaser shall not reject the Products on the grounds that the parameters of the delivered Products are not in consistence with the reference indicators.*

*1.2 Call Purchase Fee. The Purchaser shall pay BITMAIN an amount of US$11,232,000 as the consideration of the Call Option (**Call Purchase Fee**"), which is calculated as 10% of the Call Purchase Price, within seven (7) days after the execution of this Supplemental Agreement. As the date hereof, the Purchaser has already paid to BITMAIN an amount of US$9,600,000 towards the Call Purchase Fee and an amount*

GIE: RP(JU 1' 20 LA

*of US$1,632,000 ("**Additional Down Payment**") shall be paid to BITMIN by the Purchaser within seven (7) days after the execution of this Supplemental Agreement.*

1.2.1 Exercise of Call Option in Full. In the event the Purchaser exercises the Call Option in whole, the whole amount of the Call Purchase Fee shall be applied in whole towards the settlement of the Down Payment of the Call Purchase Price.

1.2.2 Exercise of Call Option in Portion. In the event the Purchaser exercises a portion of the Call Option (less than 100%), a proportion of the Call Purchase Fee, corresponding to the ratio of the quantity to be purchased under exercises of the Call Option divided by 30,000, shall be applied towards the settlement of the total purchase price of Forward Deliverables; and any remaining proportion of the Call Purchase Fee shall be forfeited to BITMAIN.

1.2.3 Upon exercise of the Call Option in accordance with either Section 1.2.1 or 1.2.2, the Purchaser shall be obligated to pay the corresponding proportionate amount of the Call Purchase Price associated with the exercise of the Call Option less the corresponding proportionate amount of the Call Purchase Fee already paid to BITMAIN, according to the schedule of payment as follows:

Payment	***Payment Percentage***	***Payment Date***
Down Payment/ Call Purchase Fee	*10%*	*10% of the total purchase price of Forward Deliverables shall be paid by the Purchaser within seven (7) days after the execution of this Supplemental Agreement.* *For the avoidance of doubt, Additional Down Payment shall be paid by the Purchaser within seven (7) days of this Supplemental Agreement, and payment of the Call Purchase Fee satisfies the Down Payment requirements for all Forward Deliverables.*
Interim Payment	*10%*	*10% of the total purchase price of each batch of Forward Deliverables shall be paid within seven (7) days of any Notice of Exercise (as defined below) issued under paragraph 1.4.i of this Appendix C.*
Interim Payment	*30%*	*30% of the total purchase price of each batch of Forward Deliverables shall be paid at least two (2) months prior to the first day of the Shipping Period of Call Purchase (as defined below) of such batch of Forward Deliverables.*
Balance Payment	*50%*	*50% of the total purchase price of each batch of Forward Deliverables shall be paid at least one (1) month prior to the first day of the Shipping Period of Call Purchase of such batch of Forward Deliverables.*

"

3. For the avoidance of doubt, except as set out in this Supplemental Agreement, the provisions of the Original Agreement shall not otherwise be affected by this Supplemental Agreement and shall remain in full force and effect. In the event of discrepancies between this Supplemental Agreement and the Original Agreement, the provisions of this Supplemental Agreement shall prevail.

4. Further Assurance. At all times after the date of this Supplemental Agreement, each of the Parties agrees to perform (or procure the performance of) all such acts and things and/or to execute and deliver (or procure the execution and delivery of) all such documents, as may be required by law or as may be necessary or reasonably requested by the other parties for giving full effect to this Supplemental Agreement.

5. Except as modified by this Supplemental Agreement, Clauses 1 to 25 of the Original Agreement apply mutatis mutandis to this Supplemental Agreement.

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BITMAIN

IN WITNESS whereof this Supplemental Agreement has been duly executed by the undersigned on the date first above written.

EXECUTED BY:

BITMAIN TECHNOLOGIES DELAWARE LIMITED.

By: 程然

BITMAIN TECHNOLOGIES DELAWARE LIMITED INCORPORATED JULY 19 2021 DELAWARE

Name: Ran Cheng

Title: Director

EXECUTED BY:

TeraLease LLC

By: Paul B. Prager

Name: Paul Prager

Title: President